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                                                                    EXHIBIT 10.9

                                MODIFICATION OF
                                ---------------
                       BUSINESS LOAN/SECURITY AGREEMENT
                       --------------------------------

     THIS MODIFICATION OF BUSINESS LOAN/SECURITY AGREEMENT (this "Agreement") is entered into on November 20, 1997, by and among: (1) MICROSTRATEGY INCORPORATED, a Delaware corporation ("Debtor"); (2) NATIONSBANK, N.A. ("Bank"); and (3) MICHAEL J. SAYLOR, Personally ("Guarantor").

                                    RECITALS
                                    --------

     R-1. Reference is hereby made to that certain Business Loan/Security Agreement dated effective as of December 10, 1996, and executed on September 30, 1997, by and between Debtor and Bank (the "BLSA").

     R-2. Debtor has requested that Bank: (a) extend the maturity date of the "Revolving Credit" and the "Revolving Note" (as each such quoted term is defined in the BLSA); and (b) establish for Debtor a new secured non-revolving equipment credit facility (the "New Equipment Facility") totally separate and apart from the "Equipment Line" (as defined in the BLSA).

     R-3. Subject to the terms and conditions hereinafter set forth, Bank has agreed to such requests of Debtor.

     NOW, THEREFORE, for Ten Dollars ($10.00), in consideration of Bank's agreements as hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Recitals set forth above are hereby incorporated into this Agreement by this reference with the same force and effect as if fully set forth hereinbelow.

     2. Simultaneously with the execution and delivery of this Agreement, Debtor, Bank and Guarantor are also entering into that certain Note Modification Agreement of even date herewith, pursuant to which the maturity date of the Revolving Credit and the Revolving Note is being extended to May 31, 1998 (the "Extension Agreement").

     3. All references in the BLSA to the Revolving Credit and the Revolving Note shall be deemed to be the same as extended by the Extension Agreement and as modified by this Agreement.

     4. Subject to the provisions of the BLSA (as modified by this Agreement), Bank shall extend to Debtor the New Equipment Facility in the aggregate amount of Two Million Dollars ($2,000,000.00), or so much thereof as shall be advanced, bearing interest and being payable in accordance with the terms of one or more Term Promissory Notes to be made from time to time by Debtor, and payable to the order of Bank, each of which shall be substantially in the form of Exhibit "A" attached hereto and incorporated herein by this reference, and all extensions, renewals and modifications thereof and/or substitutions therefor (individually a "New Equipment Facility Note" and collectively the "New Equipment Facility Notes").

     5. In each instance, as the context may permit or require, each reference in the BLSA to:

     (a) the "Loan" shall be deemed to be to (individual and/or collectively) the Revolving Credit, the Equipment Line and/or the New Equipment Facility;

     (b) the "Note" shall be deemed to be the Revolving Note and/or any one or more or all of the Equipment Notes and/or any one or more or all of the New Equipment Facility Notes; and

     (c) the "Obligations" shall be deemed to be to such term as it is defined below in this Agreement.

     6. Notwithstanding anything to the contrary set forth in the BLSA, Debtor shall pay to Bank: (a) the "Non-Use Fee" (hereinafter explained and defined) that relates to the Revolving Credit, from time to time as
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provided for in paragraph 7 below; and (b) if not previously paid by Debtor to
Bank, then, simultaneously with Debtor's execution and delivery of this Agreement, a commitment fee in the amount of Seven Thousand Six Hundred Dollars ($7,600.00) relating to the New Equipment Facility.

     7. Debtor shall pay to Bank a non-use fee (the "Non-Use Fee") relating to the Revolving Credit. The Non-Use Fee shall: (a) be one-quarter of one percent (1/4 of 1%) per annum on the average daily unused portion of the Revolving Credit (the "Daily Unused Portion"), payable quarterly in arrears; (b) be determined using January 1, 1998, as the first day with respect to which the Daily Unused Portion shall be determined; (c) apply to the first calendar quarter ending on March 31, 1998, and to each succeeding calendar quarter or portion thereof until the Revolving Credit shall have been fully paid and satisfied and Debtor shall have no right to any further advance and/or readvance thereunder; (d) be calculated on the basis of a 360-day year; and (e) be paid by Debtor to Bank within ten (10) calendar days after the end of each calendar quarter (with the first such quarter being the quarter ending on March 31, 1998).

     8. As collateral security for the Loan (including the Revolving Credit, the Equipment Line and the New Equipment Facility) and the "Applications" (as defined in the BLSA), as well as for any and all other liabilities and obligations of Debtor to Bank under this Agreement and/or the Note (including the Revolving Note, any one or more or all of the Equipment Notes and any one or more or all of the New Equipment Facility Notes), whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several, or joint and several, and no matter how the same may be evidenced or shall arise, including without limitation all sums now or hereafter owing under the Note and/or in connection with the Loan (all of which are hereinafter collectively called the "Obligations"), Debtor hereby grants and conveys to Bank a first-lien security interest in:

     (a) all of Debtor's present and future accounts, contract rights, chattel paper, notes, drafts, acceptances, chattel mortgages, conditional sales contracts, bailment leases, security agreements and other forms of obligations now or hereafter arising out of or acquired in the course of Debtor's business, together with all liens, guarantees, securities, rights, remedies and privileges pertaining to any of the foregoing, now existing or hereafter arising (all of the foregoing being hereinafter collectively called "Receivables");

     (b) all of Debtor's inventory, including goods, wares, merchandise and other tangible personal property now owned or hereafter acquired by Debtor which are held for sale or lease or are furnished (or are to be furnished) under a contract for services, and raw materials, work in process and materials used or consumed or to be used or consumed in Debtor's business (all of the foregoing being hereinafter collectively called "Inventory");

     (c) all of Debtor's present and future furniture, fixtures and equipment of every type and nature, together with all parts, attachments, additions, accessories, improvements, replacements, substitutions and accessions thereto;

     (d) all of Debtor's present and future "general intangibles", as such term is defined in the Uniform Commercial Code as adopted in Virginia (the "UCC"), now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any right, title or interest, including, without limitation
(i) all of Debtor's choses in action, things in action, suits, actions, causes of action and claims of every kind and nature, whether at law or in equity, (ii) all condemnation awards and insurance proceeds, (iii) tax refunds, rights and claims thereto and other payments from any local, state or federal government authority or agency, (iv) all contract rights, licenses (but, with respect to each license, only to the extent that the grant of a security interest in such license is not prohibited by the agreement(s) creating such license), permits, zoning approvals, rights, agreements and all other private or governmental documents of every kind or character whatsoever and (v) all customer lists, servicing rights, patents and patent rights (whether or not registered), licenses, permits, uncertified/uncertificated securities, trade marks, service marks, trade names, logos, copyrights, computer programs and software and goodwill (all of the foregoing being hereinafter collectively called "General Intangibles");

     (e) all property, goods and chattels of the same classes as those described above, acquired by Debtor subsequent to the date of this Agreement and prior to its termination;
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               (f)  all cash and non-cash proceeds of any or all of the
foregoing; and

               (g) all increases, substitutions, replacements, additions and accessions thereto.


     9. The New Equipment Facility shall be used by Debtor to finance Debtor's purchases of equipment. All provisions set forth in 3(d) on pages 5 and 6 of the BLSA relating to Equipment Line Advance and the Equipment Line shall also apply to the New Equipment Facility; provided, however, that:

     (a) the New Equipment Facility is non-revolving and the aggregate amount advanced thereunder shall never exceed Two Million Dollars ($2,000,000.00);

     (b) each request for an advance under the New Equipment Facility will be evidenced by a New Equipment Facility Note;

     (c) the last date for funding any request under the New Equipment Facility shall be May 31, 1998; and

     (d) in no event shall any New Equipment Facility Note have a maturity date later than May 31, 2002.

     10. Except as otherwise provided in the Substitute Limited Guaranty of Payment hereinafter described, a portion of the Obligations shall be personally and unconditionally guaranteed by Guarantor, who, simultaneously with his execution and delivery of this Agreement, shall execute and deliver to Bank Bank's form of Substitute Limited Guaranty of Payment (the "Substitute Limited Guaranty").

     11. As of the date hereof, the outstanding unpaid principal balance of the Revolving Note is _______________________________________________Dollars
($_____________) and neither Debtor nor Guarantor has any claim, counterclaim, set-off and/or defense against the Revolving Note, the BLSA and/or any of the other "Loan Documents" (as defined in the BLSA) relating thereto.

     12. As of the date hereof, the outstanding unpaid principal balance owing under the Equipment Line is
_____________________________________________________Dollars ($___________) and
neither Debtor nor Guarantor has any claim, counterclaim, set-off and/or defense against the Equipment Line, any of the "Equipment Notes" (as defined in the BLSA) and/or any of the other Loan Documents relating thereto.

     13. As of the date hereof, the "Maximum Drawable Amount" (as defined in the BLSA) is ____________________________________________Dollars ($____________)
and neither Debtor nor Guarantor has any claim, counterclaim, set-off and /or defense against any of the "Applications" (as defined in the BLSA).

     14. Guarantor: (a) consents to the provisions of this Agreement; (b) agrees to the provisions of this Agreement where Guarantor is expressly mentioned; (c) acknowledges and agrees that he has no claim, counterclaim, set-off and/or defense against the Substitute Limited Guaranty; and (d) acknowledges and agrees (subject to the provisions of the Substitute Limited Guaranty) that the Substitute Limited Guaranty shall apply to the Obligations (as defined in this Agreement).

     15. Except as hereby expressly modified and/or herein expressly referenced, the BLSA
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and the other Loan Documents shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed in all respects.

     16. This Agreement: (a) may be executed and delivered by the various parties hereto in any number of multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement; (b) shall be governed in all respects by the laws of the Commonwealth of Virginia (expressly excluding, however, its choice of law rules); and (c) shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.


                                    DEBTOR:
                                    ------

[Corporate Seal]                 MICROSTRATEGY INCORPORATED,
ATTEST:                             a Delaware corporation


By:_________________________     By:___________________________  Name: _________
          ______  Title:________________________

                                    BANK:
                                    ----

                                    NATIONSBANK, N.A.


                                    By:__________________________

                                    Name:________________________

                                    Title:_______________________

WITNESS:                         GUARANTOR:
                                 ---------

_________________                  ____________________
                                    Michael J. Saylor, Personally